EXHIBIT 16

September 26, 1996

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549


Gentlemen:


We have read Amendment No. 2 to Form S-1 dated September 30, 1996, of CS Wireless Systems, Inc. and are in agreement with the statements contained in paragraphs two, three and four on page 106 therein under the heading "Selection of Accountants". We have no basis to agree or disagree with other statements of the registrant contained therein.

                                                /s/ ERNST & YOUNG LLP
                                          ......................................

                                                    Ernst & Young LLP